As filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	20-5196741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(708) 450-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary P. Schmidt

Senior Vice President, General Counsel and Secretary

Alberto-Culver Company

2525 Armitage Avenue

Melrose Park, Illinois 60160

(708) 450-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Philip J. Niehoff

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782 0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee(1)(2)(3)
Debt securities(4)
Common stock $0.01 per value
Preferred stock $0.01 par value
Depositary shares(5)
Warrants to purchase common stock or preferred stock
Warrants to purchase debt securities

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) are being registered as may from time to time be offered at indeterminate prices.

(2)

Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any Securities that provide for that issuance or adjustment.

(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(4)	May be issued at an original issue discount.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

Alberto-Culver Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants to Purchase Common Stock or Preferred Stock

Warrants to Purchase Debt Securities

By this prospectus, we may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants to purchase common stock or preferred stock and warrants to purchase debt securities.

We will provide you with the specific terms and the public offering prices of these securities in one or more supplements to this prospectus. We may offer these securities separately or together in any combination as separate series. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities directly to you, through agents, underwriters or dealers. The applicable prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ACV.”

Investing in our securities involves a number of risks. See “Risk Factors” beginning on page 1 of this prospectus and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 10, 2009.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf registration” process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may, from time to time, sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus described below under the heading “Where You Can Find More Information” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As used in this prospectus, “Alberto Culver,” “we,” “us” and “our” refer to Alberto-Culver Company and its consolidated subsidiaries, as the context requires.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made or incorporated by reference in this prospectus. Any statements about our beliefs, plans, objectives, expectations, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “projection” and “outlook.” These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference, and particularly the risk factors described under “Risk Factors” in this prospectus and in the documents we incorporate by reference.

Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

•	the pattern of brand sales;

•	competition within the relevant product markets;

•	the loss of one or more key customers;

•	unavailability of raw materials or finished products;

•	the loss of one or more key employees;

•	the inability of efficiency initiatives to improve our margins;

•	inability of the company to protect its intellectual property;

•	the risks inherent in expanding in existing geographic locations and entering new geographic locations;

ii

•	the loss of one or more key suppliers or copackers;

•	the risks inherent in acquisitions, divestitures and strategic alliances;

•	adverse changes in currency exchange rates;

•	the effects of a prolonged U.S. or global economic downturn or recession;

•	increases in costs of raw materials and inflation rates;

•

events that negatively affect the intended tax free nature of the distribution of our shares in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006;

•	changes in costs;

•	the unanticipated costs and effects of legal or administrative proceedings;

•	the disruption of normal activities due to our implementation of a new worldwide ERP system;

•	the risk that the expected cost savings related to our reorganizations and restructurings may not be realized;

•	health epidemics;

•	adverse weather conditions;

•	the loss of distributorship rights;

•	sales by unauthorized distributors in our exclusive markets; and

•	variations in political, economic or other factors such as interest rates, availability of credit, tax changes, legal and regulatory changes or other external factors over which we have no control.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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ALBERTO-CULVER COMPANY

We develop, manufacture, distribute and market beauty care products as well as food and household products in the United States and more than 100 other countries. We are organized into two reportable business segments – United States and International.

Our beauty care products marketed in the United States include the TRESemmé, Nexxus, Alberto VO5, and Consort lines of hair care products, the St. Ives and Noxzema lines of skin care products, FDS feminine deodorant sprays and the Motions, Soft & Beautiful, Just For Me, Comb-Thru and TCB lines of multicultural hair care products. Food and household products sold in the United States include Mrs. Dash salt-free seasoning blends, Static Guard anti-static spray, Molly McButter butter flavored sprinkles, SugarTwin sugar substitute and Kleen Guard furniture polish.

In Canada, we sell most of the products marketed in the United States along with the Alberto European and Alberto Balsam lines of hair care products.

In the United Kingdom and Europe, we sell products such as the TRESemmé, Alberto Balsam, Alberto VO5, and Andrew Collinge lines of hair care products and the St. Ives line of skin care products.

In Latin America, the significant products sold by us include the TRESemmé, Alberto VO5, Alberto Get Set, Antiall and Folicure lines of hair care products, the St. Ives and Noxzema lines of skin care products, Veritas soap and deodorant body powder products and Farmaco soap products. Our principal markets in Latin America are Mexico, Puerto Rico and the Caribbean, Argentina and Chile.

Our products are also sold in Australia and New Zealand and portions of Asia and Africa.

We also perform custom label manufacturing of other companies’ beauty care products in the United States.

Alberto Culver is a Delaware corporation that was incorporated in 2006. Prior to November 16, 2006, our predecessor for SEC reporting purposes consisted of two businesses: Global Consumer Products and Beauty Supply Distribution. Pursuant to an Investment Agreement, on November 16, 2006, we split the Global Consumer Products business and the Beauty Supply Distribution business into two separate publicly traded companies. Alberto Culver is comprised of the historic Global Consumer Products Business.

Our corporate offices are located at 2525 Armitage Avenue, Melrose Park, Illinois 60160, and the telephone number at that location is (708)  450-3000.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus before making an investment decision. Additional risks, as well as updates or changes to the risks incorporated by reference herein, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus, where we describe uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Certain risks relating to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2008, filed with the SEC on November 25, 2008, all of which are incorporated by reference into this prospectus, and which you should carefully review and consider.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for us for each year in the five year period ended September 30, 2008, and for the nine months ended June 30, 2009 and 2008.

Nine Months Ended June 30,				Years Ended September 30,
2009		2008		2008		2007		2006	2005		2004
34.7x	(1)	15.9x	(2)	17.6x	(3)	8.9x	(4)	8.3x	7.4x	(5)	0.7x	(6)

(1)	The earnings used to calculate the ratio of earnings to fixed charges includes restructuring and other expenses of $5.3 million.

(2)	The earnings used to calculate the ratio of earnings to fixed charges includes restructuring and other expenses of $9.6 million.

(3)	The earnings used to calculate the ratio of earnings to fixed charges includes restructuring and other expenses of $11.2 million.

(4)	The earnings used to calculate the ratio of earnings to fixed charges includes restructuring and other expenses of $33.1 million.

(5)	The earnings used to calculate the ratio of earnings to fixed charges includes a $10.0 million non-cash charge related to the conversion to one class of common stock.

(6)	The earnings used to calculate the ratio of earnings to fixed charges includes a $56.0 million non-cash charge related to the conversion to one class of common stock, a $10.1 million gain from the sale of our Indola European professional business and a $12.6 million charge related to the early redemption of $200 million of our 8.25% senior notes.

For the purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes, minority interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering, we will use the net proceeds from the sale of the securities for general corporate purposes. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities. The debt securities will be issued under an indenture, referred to in this prospectus as the indenture, between us and U.S. Bank National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and the following description. For purposes of this “Description of Debt Securities,” the terms “Alberto Culver,” “we,” “us” and “our” refer to Alberto-Culver Company but not any of our subsidiaries.

The following summary of the material terms and provisions of the indenture and the debt securities is not complete, and we refer you to the form of indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference into this prospectus.

General

We may issue debt securities from time to time in one or more series without limitation to the aggregate principal amount. The debt securities will be issuable in accordance with an indenture supplemental to the indenture or a resolution of our board of directors or a committee of the board. The debt securities will be our unsecured and, to the extent not otherwise indicated in the applicable prospectus supplement, unsubordinated obligations and will rank equally and ratably with our other unsecured and, to the extent not otherwise so indicated, unsubordinated obligations.

The debt securities will be effectively subordinated to (i) any of our secured indebtedness to the extent of the assets securing that indebtedness and (ii) all indebtedness for money borrowed and other liabilities of our subsidiaries. The debt securities are our exclusive obligations. Since virtually all of our operations are conducted through our subsidiaries, the cash flow and the consequent ability to service debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to restrictions and are subject to various business considerations.

Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

The prospectus supplement will describe, when applicable, the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the date or dates on which the principal is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

•	whether the interest rate or interest rate formula may be reset at our option or otherwise, and the date or dates on which that interest rate or interest rate formula may be reset;

•	the place or places where the principal of and any premium and interest will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•

the obligation, if any, of Alberto Culver to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Alberto Culver will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•

the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent U.S. currency;

•	if the amount of payments of principal of or any premium or interest may be determined with reference to an index or formula, the manner in which those amounts will be determined;

•

if the principal of or any premium or interest is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which that election is made will be payable, and the periods within which and the terms and conditions upon which that election is to be made;

•	the applicability of the provisions described in the section of this prospectus captioned “—Defeasance and Covenant Defeasance;”

•

if the debt securities will be issued, in whole or in part, in the form of a book-entry debt security as described in the section of this prospectus captioned “—Book-Entry Debt Securities,” the depositary appointed by us or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee;

•	if other than the principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity;

•	subordination provisions, if any;

•	the terms and conditions, if any, upon which the debt securities are convertible into, or exchangeable for, shares of our common stock, cash, or any combination thereof;

•

whether we may from time to time, without notice to or the consent of the holders create and issue additional debt securities ranking equally with the offered debt securities in all respects (or in all respects except for the payment of interest occurring prior to the issue date of those further debt securities or except for the first payment of interest following the issue date of those further debt securities) and so that such further debt securities shall be consolidated and form a single series with the offered debt securities and shall have the same terms as to status, redemption, or otherwise as the offered debt securities; and

•	any other terms of the offered debt securities.

We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity upon the occurrence and continuation of an “Event of Default” described in the section of the prospectus captioned “—Events of Default.”

The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Book Entry Debt Securities

The debt securities will be represented by one or more global securities. Unless otherwise indicated in the applicable prospectus supplement, any global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, or other successor depository we appoint and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the applicable prospectus supplement.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, or the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, each of which is referred to as an indirect participant. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of a debt security, each a beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distributions on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that Alberto Culver believes to be reliable, but we take no responsibility for their accuracy.

Certain Covenants of Alberto Culver

General

In addition to the covenants set forth below, additional covenants, if any, that will apply to a particular series of debt securities will be set forth in the prospectus supplement relating to such series of debt securities.

The following defined terms have been used for purposes of this description of the indenture covenants:

“attributable debt” means, as to any particular lease under which either we or any of our restricted subsidiaries is at the time liable as lessee for a term of more than 12 months and at any determination date, the total net obligations of the lessee for rental payments during the remaining term of the lease or any extension thereof discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the yield to maturity (as defined in the indenture) of the outstanding debt securities, with that average being weighted by the principal amount of the outstanding debt securities of each series or, in the case of original issue discount securities, that amount to be the principal amount of the outstanding original issue discount securities that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the indenture and (b) the interest rate inherent in such lease (as determined in good faith by us), both to be compounded semi-annually.

“consolidated net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting, without duplication, the sum of (i) all current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt, (c) current maturities of obligations under capital leases and (d) customer deposits and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under U.S. generally accepted accounting principles, or GAAP, would be included on our consolidated balance sheet.

“funded debt” means (i) any of our or our restricted subsidiaries’ indebtedness (which means, without duplication, all obligations for borrowed money evidenced by bonds, debentures, notes or other similar instruments, and funded debt) maturing more than 12 months after the time of computation thereof, (ii) guarantees of funded debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any restricted subsidiary, all preferred stock having mandatory redemption provisions as reflected on such restricted subsidiary’s balance sheet prepared in accordance with GAAP, and (iv) all capital lease obligations (as defined in the indenture).

“principal property” means any real property (including all related land and buildings but excluding related fixtures, machinery and equipment) or machinery and equipment located within the United States and owned by, or leased to, us or any of our subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of our consolidated net tangible assets.

“restricted subsidiary” means any of our subsidiaries that owns a principal property.

“secured funded debt” means funded debt that is secured by any pledge of, or mortgage, security interest or other lien (as defined in the indenture) on any (i) principal property (whether owned on the date of the indenture or thereafter acquired or created), (ii) shares of stock owned by us or a subsidiary of ours in a restricted subsidiary or (iii) indebtedness of a restricted subsidiary owed to us or a subsidiary of ours.

Limitation on Liens

Unless otherwise provided in the applicable prospectus supplement, the indenture will provide that we will not, nor will we permit any of our restricted subsidiaries to, incur, issue, assume, guarantee or create any secured funded debt, without effectively providing that the outstanding debt securities (together with, if we determine, any of our or our restricted subsidiaries other indebtedness then existing or thereafter created which is not subordinated to the outstanding debt securities) will be secured equally and ratably with (or prior to) such secured funded debt, so long as that secured funded debt will be concurrently secured by a lien, unless, after giving effect thereto, the sum of the aggregate amount of all of our and our restricted subsidiaries’ outstanding secured funded debt, together with all attributable debt in respect of sale and leaseback transactions relating to a principal property (with the exception of attributable debt that is excluded as described under “—Limitations on Sales and Leasebacks” below), would not exceed an amount equal to the greater of (i) $135 million or (ii) 15% of our consolidated net tangible assets. These limitations on liens, however, do not apply to, and there will be excluded from the calculation of secured funded debt under this restriction, funded debt secured by:

•	liens on property, shares of capital stock or indebtedness of any corporation existing at the time that corporation becomes a subsidiary of ours;

•

liens on property, shares of capital stock or indebtedness existing at the time of its acquisition or incurred within 270 days of the time of its acquisition by us or any of our restricted subsidiaries;

•

liens on property, shares of capital stock or indebtedness thereafter acquired (or constructed) by us or any of our restricted subsidiaries and created prior to, at the time of, or within 270 days after that acquisition (or the completion of that construction or commencement of commercial operation of that property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

•	liens in favor of us or any of our restricted subsidiaries;

•

liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

•	liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation;

•

liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of funded debt, if made and continuing in the ordinary course of business;

•

liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of ours or of any of our restricted subsidiaries, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any of our restricted subsidiaries is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ liens, and liens arising out of judgments or awards against us or any of our restricted subsidiaries that are not overdue or which are being contested in good faith by appropriate proceedings by us or any of our restricted subsidiaries, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or liens as to the use of real properties, which liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of those properties or materially impair their use in the operation of our and our restricted subsidiaries’ business;

•

liens incurred to finance all or any portion of the cost of construction, alteration or repair of any principal property and improvements thereto created prior to completion of that construction, alteration or repair;

•	liens outstanding on the date of the indenture; or

•	any extension, renewal, refunding or replacement of the foregoing.

Limitation on Sales and Leasebacks

Unless otherwise provided in the applicable prospectus supplement, the indenture will provide that we will not, nor will we permit any of our restricted subsidiaries to, enter into any arrangement with any person providing for the leasing by us or any of our restricted subsidiaries of any principal property, which principal property has been or is to be sold or transferred by us or such restricted subsidiary to that person (a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all attributable debt with respect to all such sale and leaseback transactions plus all secured funded debt (with the exception of funded debt secured by liens that are excluded from the calculation of secured funded debt as described under “—Limitations on Liens” above) would not exceed an amount equal to the greater of (i) $135 million or (ii) 15% of our consolidated net tangible assets.

This covenant will not apply to, and there will be excluded from attributable debt in any computation under this restriction or under “—Limitations on Liens” above, attributable debt with respect to any sale and leaseback transaction if:

•

we or any of our restricted subsidiaries is permitted to create funded debt secured by a lien as described under “—Limitations on Liens” above on the principal property to be leased, in an amount equal to the attributable debt with respect to that sale and leaseback transaction, without equally and ratably securing the outstanding debt securities;

•

we or any of our restricted subsidiaries apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the principal property leased pursuant to that arrangement or (ii) the fair market value of the principal property so leased at the time of entering into that arrangement (as determined by our Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller) to the retirement of our or any of our restricted subsidiaries secured funded debt (other than secured funded debt owned by us or any of our restricted subsidiaries); provided, however, that no retirement referred to in this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of secured funded debt;

•

We or any of our restricted subsidiaries immediately applies the net proceeds of the sale or transfer of the principal property leased pursuant to such transaction to investment in another principal property; provided, however, that this exception shall apply only if such proceeds invested in such other principal property shall not exceed the total acquisition, repair, alteration and construction cost in such other principal property less amounts secured by any purchase money or construction mortgages on that principal property;

•	the effective date of any such arrangement is within 270 days of the acquisition of the principal property or the completion of construction and commencement of operation thereof, whichever is later;

•	the lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years; or

•

the sale and leaseback transaction is entered into between us and a restricted subsidiary of ours or between our restricted subsidiaries, which in each case shall include a subsidiary that becomes a restricted subsidiary after giving effect to such sale and leaseback transaction.

Events of Default

Any one of the following events will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund or other payment, when due, in respect of any debt security of that series;

•

failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization of Alberto Culver;

•

acceleration of any indebtedness for money borrowed by us in an aggregate principal amount exceeding $50,000,000 under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 15 business days after written notice as provided in the indenture; or

•	any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in their terms, of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, the appointment of a receiver or trustee, or for any other remedy, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of debt securities of that series has made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request; and

•	the trustee has failed to institute such proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on that debt security on or after the respective due dates expressed in that debt security.

We are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in that performance.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding securities of each series affected. Neither we nor the trustee may modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such debt security;

•

reduce the principal amount of, premium, if any, or, except as otherwise provided in the applicable prospectus supplement, interest on, any debt security (including in the case of an original issue discount security the amount payable upon acceleration of the maturity);

•	change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at its stated maturity, or in the case of redemption, on or after the redemption date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security of such series affected.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other company or entity or transfer or lease our assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or transfer or lease its assets substantially as an entirety to us, unless:

•

any successor or purchaser is a corporation, partnership, trust or other entity organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture;

•	immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

•

if properties or assets of us or a restricted subsidiary of ours or any shares of capital stock or indebtedness of any restricted subsidiary become subject to a mortgage or other encumbrance not permitted by the indenture, we or such successor entity, as the case may be, takes those steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice mailed at least 30 days but not more than 60 days before the date fixed for redemption.

In the event of any redemption, we shall not be required to (a) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series to be redeemed and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security called for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Defeasance and Covenant Defeasance

The indenture provides that, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities that, we, at our option,

•

will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer of or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities of such series, maintain paying agencies and hold moneys for payment in trust) or

•

need not comply with certain restrictive covenants of the indenture, including those described above in the section of the prospectus captioned “—Certain Covenants of Alberto Culver,” and the occurrence of an event described in the fourth bullet point in the section of this prospectus captioned “—Events of Default” shall no longer be an event of default, in each case, if we deposit, in trust, with the trustee money or U.S. government obligations, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the debt securities of that series on the dates such payments are due (which may include one or more redemption dates designated by us) in accordance with the terms of the debt securities of that series. Such a trust may be established only if, among other things,

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and be continuing on the date of that deposit or on such later date specified in the indenture in the case of certain events in bankruptcy, insolvency or reorganization of Alberto Culver,

•	that deposit will not cause the trustee to have any conflicting interest with respect to other securities of ours,

•	that defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound and

•

we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred, which opinion of counsel, in the case of the first bullet point of the first paragraph of this section, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If we fail to comply with our remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second bullet point of the first paragraph of this section and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we will remain liable in respect of such payments.

Notices

Except as otherwise provided in the applicable prospectus supplement, notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Title

Before due presentment of a debt security for registration of transfer, we, the trustee and any agent of ours or the trustee may treat the person in whose name such debt security is registered as the owner of such debt security for the purpose of receiving payment of principal of and any premium and any interest (other than defaulted interest or as otherwise provided in the applicable prospectus supplement) on such debt security and for all other purposes whatsoever, whether or not such debt security be overdue, and neither we, the trustee nor any agent of ours or the trustee shall be affected by notice to the contrary.

Replacement of Debt Securities

Any mutilated debt security will be replaced by us at the expense of the holder upon surrender of such debt security to the trustee. Debt securities that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee evidence of the destruction, loss or theft thereof satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement debt security will be issued.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

Regarding the Trustee

We may appoint a separate trustee for any series of debt securities. As used herein in the description of a series of debt securities, the term “trustee” refers to the trustee appointed with respect to the series of debt securities.

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities of any series for which the trustee serves as trustee, the trustee must eliminate such conflict or resign.

The trustee or its affiliates may provide certain banking and financial services to us in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Overview

The following descriptions of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated by-laws are summaries of their material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation and amended and restated by-laws, which have been filed as exhibits to the registration statement of which this prospectus is a part. The following descriptions do not purport to be complete statements of our amended and restated certificate of incorporation and amended and restated by-laws. You must read those documents for complete information on the terms of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2009, 98,150,240 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

Holders of our common stock have one vote for each share held on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Holders of our common stock are entitled to receive dividends that may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive proportionately any of the assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock.

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any of our outstanding preferred stock.

Our common stock is listed on the New York Stock Exchange under the symbol “ACV.”

Computershare Investor Services is the transfer agent and registrar for our common stock.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further vote or action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series. The board of directors has the power to fix by resolution the rights and preferences of each series of preferred stock so issued including:

•	the distinctive designation of such series and the number of shares of preferred stock that will be so designated;

•

the dividend rate and preferences of such series, if any, the dividend payment dates, the periods in which dividends are payable, whether such dividends are to be cumulative and whether such dividends are to be payable in cash or in kind;

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whether such preferred stock will be convertible into or exchangeable for common stock and the conversion price or rate, including any adjustments thereto, at which such conversion or exchange will be effected;

•	the preferences, and the amounts thereof, if any, such preferred stock will be entitled to upon the winding up, liquidation or dissolution of Alberto Culver;

•	the voting power, if any, of the preferred stock;

•	the redemption terms, transfer restrictions and preemptive rights, if any, of the preferred stock; and

•	such other terms, conditions, special rights and provisions as the board of directors may determine.

Any or all of the rights and preferences of such preferred stock may be greater than the rights of our common stock, and our board of directors, without stockholder approval (subject to the rules of the New York Stock Exchange), may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our common stock.

Certain Anti-Takeover Effects of Provisions of our Certificate of Incorporation, By-Laws and of Delaware Law

A number of provisions in our amended and restated certificate of incorporation and amended and restated by-laws and under the Delaware General Corporation Law, or DGCL, may make it more difficult to acquire us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, our stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	discourage some types of transactions that may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our board of directors will have sufficient time to act in what the board of directors believes to be in the best interests of our stockholders; and

•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer.

We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement in their terms.

Unissued Shares of Capital Stock

Common Stock. As of June 30, 2009, 98,150,240 shares of our common stock were outstanding. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval, subject to the rules of the New York Stock Exchange. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the additional shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the board of directors in opposing a hostile takeover bid.

Preferred Stock. As of the date of this prospectus, no shares of our preferred stock were outstanding. As described in more detail above, our amended and restated certificate of incorporation authorizes our board of directors, without the approval of the stockholders, to provide for the issuance of all or any shares of preferred stock in one or more classes or series and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of such class or series of preferred stock, which may be greater than those of the common stock. Subject to the general duty of the board of directors to act in our best interests, preferred stock can be issued quickly with terms calculated to delay or prevent a change in control of us or make the removal of our management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Classified board of directors

Our amended and restated certificate of incorporation provides that our board of directors shall be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, successors to the class of directors up for election at such meeting will serve for a three-year term, with each director to hold office until his successor is duly elected and qualified. This structure of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the staggered terms, together with the removal and vacancy provisions of our amended and restated certificate of incorporation discussed below, would make it more difficult for a potential acquirer to gain control of our board of directors.

Number of Directors; Filling Vacancies; Removal

Our amended and restated certificate of incorporation provides that the number of directors shall be set by a resolution of the board of directors. A director may only be removed from office for cause by the affirmative vote of holders of a majority of shares of our common stock entitled to vote at an election of directors. Additionally, our amended and restated certificate of incorporation provides that only our board of directors will be authorized to fill any vacancies on the board of directors. As discussed above, these provisions, in combination with the classified board of directors, have the effect of making it difficult for a potential acquirer to gain control of our board of directors.

No Stockholder Action by Written Consent; Special Meetings

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected by a vote at a meeting of our stockholders. Further our certificate of incorporation and by-laws provide that special meetings may be called only by an officer of ours at the request of our board of directors pursuant to a resolution adopted by the board of directors or by our chairman of the board of directors, chief executive officer or president. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by an officer at the request of our board of directors or one of the other persons named above.

Advance Notice of Stockholder Nominations and Stockholder Proposals

Our amended and restated by-laws have advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before a meeting of the stockholders. The business to be conducted at an annual or special meeting will be limited to (i) business brought before such meeting by or at the direction of our board of directors or (ii) by any stockholder that has complied with the procedures set-forth in our by-laws.

Under our by-laws, for business to be properly brought before an annual or special meeting by a stockholder, the business must be a proper subject for action by stockholders and the stockholder must give written notice to the Secretary:

•

in the case of an annual meeting of stockholders, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within 30 days prior to or after that anniversary date, notice by the stockholder must be received by the Secretary not later than the close of business on the 15th day following the earlier of the day on which such notice of the date of the annual meeting was mailed or the day of public disclosure of the date of the annual meeting was made;

•

in the case of a special meeting of stockholders, not later than the close of business on the 15th day following the earlier of the day on which notice of the meeting was first mailed to stockholders or the day of public disclosure of the date of the special meeting was made; or

•	in the case of proposals required to be included in a proxy statement pursuant to Rule 14a-8 under the Exchange Act in accordance with that rule.

Except for proposals required to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, the notice of a stockholder proposal must contain specified information, including, without limitation:

•	a description of the business to be brought before the meeting, the reasons for conducting such business at the meeting and the complete text of any resolutions to be presented at the meeting;

•	the name and address of the stockholder as it appears in our books;

•	a representation that the stockholder is a holder of our voting stock and the class or series and number of shares of stock beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

In the case of nomination for election as a director, in addition to the foregoing, the stockholder’s notice must contain:

•	the name, age, business and residence addresses of the nominee;

•	principal occupation or employment of the nominee;

•	the class or series and number of shares of stock owned beneficially or of record by the nominee;

•	a description of all arrangements or understandings between the stockholder and the nominee pursuant to which the nomination is to be made by the stockholder;

•	written consent of each nominee to serve as director if so elected; and

•

such other information relating to the nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

If the chairman of the meeting determines that the stockholder nomination or proposal was not properly brought before the meeting in accordance with the provisions of the amended and restated certificate of incorporation or amended and restated by-laws, as the case may be, that person will not be eligible for election as a director or that business will not be conducted at the meeting, as the case may be.

The advance notice provisions may preclude a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Additionally, the advance notice provisions may deter a third party from conducting a solicitation to elect its own slate of directors or approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

Amendment of the Certificate of Incorporation and By-Laws

Under Delaware law, the stockholders of a corporation have the right to adopt, amend or repeal the by-laws. Our amended and restated certificate of incorporation further provides that our board of directors may also adopt, amend or repeal our amended and restated by-laws.

Under Delaware law, unless the certificate of incorporation otherwise requires a higher vote, with the approval of the board of directors, the affirmative vote of the holders of a majority of the voting power of all shares of capital stock entitled to vote on the amendment will be required to amend a certificate of incorporation. Under our amended and restated certificate of incorporation, the amendment or repeal of the provisions governing the classified board and no stockholder action without a meeting will require the affirmative vote of two-thirds of the voting power of all shares of capital stock entitled to be cast in the election of directors voting as one class.

Section 203 of the DGCL

Section 203 of the DGCL provides that, subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203 of the DGCL, an “interested stockholder” is defined to include:

•

any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•	the affiliates and associates of any person described in the preceding clause.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. It is anticipated that the provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since those persons could avoid the stockholder approval requirement if a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred stock. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred stock.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred stock represented by the depositary share in proportion to the fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred stock to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred stock and any money or other property represented by his depositary shares. Holders of whole shares of the related preferred stock will not be entitled to exchange such preferred stock for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole shares of the related preferred stock to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem the preferred stock held by the depositary, the depositary will redeem the number of depositary shares representing the related shares of preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred stock, may instruct the depositary how to exercise its voting rights pertaining to the preferred stock represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred stock if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights,
66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•

if there has been a final distribution on the preferred stock in connection with any liquidation, dissolution or winding up of Alberto Culver and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred stock evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred stock are paid by the owners.

Miscellaneous

The depositary will forward all reports and communications that it receives from us and which we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred stock unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF WARRANTS TO

PURCHASE COMMON STOCK OR PREFERRED STOCK

The following summary sets forth the material terms and provisions of the common stock warrants and preferred stock warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, or FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stock or the preferred stock, as the case may be, a certificate representing the number of shares of common stock or preferred stock purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of common stock or preferred stock; and

•	a combination, subdivision or reclassification of common stock or preferred stock.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which your stock warrants were exercisable immediately prior to this event.

No Rights as Stockholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a stockholder of Alberto Culver.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe:

•	the method of distribution of the securities offered thereby;

•	the purchase price and the proceeds we will receive from the sale; and

•	any securities exchanges on which the securities of such series may be listed.

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, or Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the applicable prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

The applicable prospectus supplement will also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Gary P. Schmidt, Esq., our General Counsel. As of the date of this prospectus, Mr. Schmidt owned 40,477 shares of our common stock, 7,500 of which were restricted shares that had not yet vested, and options to purchase 227,237 shares of our common stock, of which options to purchase 131,937 shares of our common stock are currently exercisable.

EXPERTS

The consolidated balance sheets of Alberto Culver Company and subsidiaries as of September 30, 2008 and 2007, and the related consolidated statements of earnings, cash flows and stockholders’ equity, and the related financial statement schedule for each of the years in the three-year period ended September 30, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report dated November 25, 2008, refers to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 as of October 1, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and information about us is also available there.

This prospectus is part of a registration statement that we filed with the SEC. The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended September 30, 2008 filed on November 25, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 filed on February 5, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed on May 7, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed on August 6, 2009;

•	Current Report on Form 8-K filed on June 19, 2009;

•	Current Report on Form 8-K filed on August 17, 2009; and

•

The description of our common stock contained in our Registration Statement on Form 10 (File No. 001-32970) filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 and Item 7.01 of a Current Report on
Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain a copy of these filings at no cost (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) by writing to or telephoning us at the following address and telephone number:

Alberto Culver Company

2525 Armitage Avenue

Melrose Park, Illinois 60160

Attention: Investor Relations

Phone: (708) 450-3000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current and accurate only as of the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the distribution of the securities being registered hereby. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC registration fee	$	*
Accounting fees and expenses*		**
Legal fees and expenses*		**
Printing fees*		**
Rating agency fees*		**
Trustee fees and expenses*		**
Blue Sky fees and expenses*		**
FINRA filing fees*		**
Listing fees*		**
Miscellaneous fees and expenses*		**

Total	$	**

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

**	The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

As permitted by Section 102(b)(7) of the DGCL, Section 10 of the registrant’s amended and restated certificate of incorporation provides that directors will not be personally liable to the registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Article VIII of the registrant’s amended and restated by-laws provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving at the request of the registrant, as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, with respect to proceedings to enforce rights to indemnification, the registrant shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the registrant’s board of directors, subject to certain exceptions. The registrant’s amended and restated by-laws also provide that any person entitled to such indemnification shall have the right to be paid by the registrant for certain expenses incurred in defending such proceeding in advance of its final disposition.

The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which must be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melrose Park, State of Illinois, on September 10, 2009.

ALBERTO-CULVER COMPANY

By:	/s/ V. James Marino
V. James Marino
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this registration statement hereby constitutes and appoints Ralph J. Nicoletti and Gary P. Schmidt and each of them, with full power to act without the other, as his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys in fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carol L. Bernick Carol L. Bernick	Executive Chairman and Director	September 10, 2009

/s/ V. James Marino V. James Marino	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 10, 2009

/s/ Ralph J. Nicoletti Ralph J. Nicoletti	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2009

/s/ James G. Brocksmith, Jr. James G. Brocksmith, Jr.	Director	September 10, 2009

/s/ Thomas A. Dattilo Thomas A. Dattilo	Director	September 10, 2009

S-1

Signature	Title	Date

/s/ Jim Edgar Jim Edgar	Director	September 10, 2009

/s/ George L. Fotiades George L. Fotiades	Director	September 10, 2009

/s/ King Harris King Harris	Director	September 10, 2009

/s/ Leonard H. Lavin Leonard H. Lavin	Chairman Emeritus and Director	September 10, 2009

/s/ Robert H. Rock Robert H. Rock	Director	September 10, 2009

/s/ Sam J. Susser Sam J. Susser	Director	September 10, 2009

S-2

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement relating to the Registrant’s Common Stock*

1.2	Form of Underwriting Agreement relating to the Registrant’s Preferred Stock and Depositary Shares*

1.3	Form of Underwriting Agreement relating to the Registrant’s Debt Securities*

3.1	Amended and Restated Certificate of Incorporation of Alberto-Culver Company (filed as Exhibit 4.1 and incorporated herein by reference from the Registration Statement on Form S-8 (Registration No. 333-138794) filed on November 17, 2006)

3.2	Amended and Restated By-laws of Alberto-Culver Company (filed as Exhibit 4.2 and incorporated herein by reference from the Registration Statement on Form S-8 (Registration No. 333-138794) filed on November 17, 2006)

4.1	Form of Specimen Certificate for the Registrant’s Common Stock

4.2	Form of Indenture of Alberto-Culver Company

4.3	Form of Debt Security of Alberto-Culver Company (included as part of Exhibit 4.2)

4.4	Form of Certificate of Designations, Preferences and Rights relating to the Registrant’s Preferred Stock*

4.5	Form of Deposit Agreement, including the form of depositary receipt*

4.6	Form of Warrant Agreement*

5.1	Opinion of Gary P. Schmidt

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Gary P. Schmidt (included in the opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on signature page of this registration statement)

25.1	Statement of Eligibility of U.S. Bank National Association on Form T-1

*	To be filed, if necessary, by an amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.